CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ADDENDUM TO LEASE AGREEMENT
which between them form
PARAÍSO BIOENERGY SA liability company by shares, headquartered in Highway Brotas / Torrinha, km 7.5, PARAÍSO Farm, in the city of Brotas State of São Paulo, enrolled with the CNPJ / MF under n. º 46.363.016/0001- 60, herein represented in the form of its Constitutive Instruments, hereinafter simply called "PARAÍSO", "Party", or "Lessor", and
Amyris BRAZIL SA, a corporation, headquartered in Campinas, São Paulo, Rua James Clerk Maxwell, 315, Techno Park, duly enrolled with the CNPJ / MF under n. º 09.379.224.0001/20, herein represented pursuant to its Bylaws, hereinafter referred to as "Amyris," "Party," or "Lessee"
WHEREAS:
(A) The Parties signed on 18 March 2011 Lease Agreement ("Agreement") whereby it was agreed that the Lessee to Lessor cede a property located in the municipality of Sprouts, State of São Paulo, as described in in Annex I to that Agreement;
(B) The Agreement was signed in order to allow Lessor to build houses in the Biorefinery Amyris, all under the Supply Agreement Broth Cane Sugar and Other Utilities ("Supply Agreement"), entered into between Lessor and Lessee;
(C) The Parties agree that Amyris will enjoy a grace period of rent, which is due only from the start of operation of Biorefinery Amyris, notwithstanding the Contract is valid and in existence since his signature;
resolve the parties enter into this Addendum to Lease Agreement ("Amendment"), in accordance with the following terms and conditions:
SECTION ONE - DEFINITIONS
1.1 Unless expressly provided otherwise, the terms defined in this Amendment shall have the meanings assigned to them in the Agreement.
SECOND CLAUSE - WAITING PERIOD AND SECOND AMENDMENT OF CLAUSE OF THE CONTRACT
2.1 The Parties have resolved over the vesting period of the rent agreed upon, adding a sub-clause 2.2 below, renumbering the others:

"2.2 It is hereby agreed upon between the Parties agreed that the monthly rent hereunder shall only be payable by Lessor to Lessee from the moment the Biorefinery Amyris operates, without prejudice to the full validity and enforceability of this Agreement, from date of signature. "
2.2    In view of the above amendment agreed upon, the Second Clause of the Contract shall have the following wording:
"SECOND CLAUSE - PAYMENT
2.1 For the lease set forth herein, Amyris will pay the monthly rent of PARAÍSO U.S. $ 20,000.00 (twenty thousand dollars).
2.2 It is hereby agreed upon between the Parties agreed that the monthly rent hereunder shall only be payable by Lessor to Lessee from the moment the Biorefinery Amyris operates, without prejudice to the full validity and enforceability of this Agreement, from the date his signature.
2.3 The amount referred to in clause 2.1. above shall be paid monthly by Amyris, through bank deposit in current account No. [*], owned by PARAÍSO respected banking hours in Campinas - SP, using their deposit slips as proof of payment and discharge.
2.4 The non-payment of any portion of the price at maturity of Amyris will subject to payment of the installment due and unpaid, adjusted by the variation of the Consumer Price Index - IPCA, published by the Brazilian Institute of Geography and Statistics - IBGE plus late-payment penalty of 2% (two percent) and default interest of 1% (one percent) per month, pro rata.
§ - A tolerance of 3 (three) business days will be awarded to Amyris, if that, for whatever reason, can not make the payment on the date agreed upon. End of that period, the charges agreed this Clause retroacts the date of the first day of delay in the payment of rent due.
2.5 The PARAÍSO represents and warrants that the value of the Rural Land Tax - ITR levied on the property is included in the rent, and the PARAÍSO ITR collect the whole incident on the farm where the property is located, including the portion corresponding to the area Property. The PARAÍSO Amyris shall exempt from any liability regarding the payment of ITR levied on the property. "
THIRD CLAUSE - RETROACTIVITY THE EFFECTS OF NEW WRITING
3.1 The parties hereby declare and acknowledge that always had the intention that the rent agreed upon in the contract because it was only after the beginning of the entry of Amyris biorefinery in operation, and there is therefore any amounts payable by Lessee to Lessor, the Title of rent from the date of signing of this Agreement so far.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION FOUR - OTHER PROVISIONS
4.1 They are kept fully valid and all other provisions not expressly modified by this Amendment.
SO BEING FAIR AND CONTRACTORS, sign this Addendum in two (2) copies of equal form and content, in the presence of the undersigned witnesses.

Campinas, April 28, 2011.

Lessor - PARAÍSO BIOENERGY S.A.
/s/ Dario Costa Gaeta                    /s/ Djalma Sebastiao Fiore
Dario Costa Gaeta                    Djalma Sebastiao Fiore
Director                         Director

Lessee - BRAZIL SA Amyris
/s/ Roel Win Collier                    /s/ Fabio Abreu Schettino
Roel Win Collier                    Fabio Abreu Schettino
Director                        Director

Witnesses:
1.                            2.

Name:                            Name:
RG:                            RG:
CPF/MF:                        CPF/MF: